LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into by and between IVT PPD Hudson Associates, L.L.C., a Delaware limited liability company (“Landlord”), and GEO Secure Services, LLC, a Florida limited liability company (“Tenant”), to be effective as of August 1, 2026 (the “Commencement Date”).
ARTICLE I - DESCRIPTION OF LEASED PREMISES
Section 1.1.    Landlord, in consideration of the rents reserved and the covenants and agreements herein contained to be kept and performed by Tenant, hereby lets, rents, leases and demises unto Tenant the following described premises (the “Premises”) known as the Hudson Correction Facility and located at 3001 Juniper Street, Hudson, CO 80642 and further described in Exhibit A attached hereto and incorporated herein for all purposes. The Premises includes all improvements currently existing as of the Commencement Date, which are referred to herein as “Existing Improvements.” Any alterations or additions made by or on behalf of Tenant to the Premises from and after the Commencement Date or fixtures installed by Tenant from and after the Commencement Date are collectively referred to herein as “Alterations.” The Existing Improvements and Alterations are collectively referred to herein as “Improvements.”
ARTICLE II - TERM OF LEASE AND RENT
Section 2.1.    The term of this Lease (the “Lease Term” or the “Term of this Lease”) shall commence on the Commencement Date and, subject to the other provisions of this Lease, shall terminate on the day that is seven (7) years and four (4) months after the Commencement Date (the “Expiration Date”).
Section 2.2.    During the Lease Term, Tenant covenants and agrees to pay to Landlord a monthly base rental (the “Base Rent”) in accordance with this Section 2.2. Notwithstanding any other provision in this Lease, Tenant shall not be obligated to pay any Base Rent for the first four (4) months of the Lease Term following the Commencement Date (e.g., if the Commencement Date occurs on February 10, 2026, then for the time period from February 10, 2026 through May 9, 2026 Tenant would not be obligated to pay Base Rent and Base Rent would commence on May 10, 2026). Thereafter, following such initial 4-month period, Tenant shall initially pay Base Rent in the amount of $250,000 per month. Notwithstanding the foregoing to the contrary, upon the earlier to occur of (i) the six (6) month anniversary of the Commencement Date or (ii) the date that there are any occupants being held or detained at the Premises (such earlier date being the “Occupancy Date”), the Base Rent shall thereafter be amended as of the Occupancy Date to be $958,333.33 per month and the Base Rent shall thereafter be increased on each annual anniversary of the Occupancy Date by multiplying the Base Rent payable immediately before such anniversary of the Occupancy Date by the Rent Adjustment Percentage (as defined below) and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. Notwithstanding the foregoing, when the contract between Tenant and U.S. Immigrations and Customs Enforcement (“ICE”) (the “ICE Contract”) terminates, Base Rent shall be decreased to $250,000 per year for the remainder of the Lease Term (“Remainder Period”). For the avoidance of doubt, absent ICE exercising an early termination right under the ICE Contract, Landlord shall receive at least sixty (60) months of the elevated Base Rent amount. Following termination of the ICE Contract, Tenant hereby agrees to use good faith and commercially reasonable efforts to market the Property to ICE or an alternate party. If during the Remainder Period, Tenant enters into a contract with ICE or an alternate party, subject to Landlord and Tenant agreeing to the Base Rent rate payable during such extension term, this Lease will automatically renew (“Renewal Date”) for a period of time which matches the duration of such contract, and the Base Rent shall thereafter be amended as of the Renewal Date to be a rate to be agreed to by the Tenant and Landlord; provided, however, if Landlord and Tenant are unable to agree to such Base Rent rate, then the Lease Term shall expire on the Expiration Date but the Base Rent shall reset as of the commencement of Tenant’s new contract with ICE or an alternate party, with the Base Rent being the amount that would have been payable by Tenant had its agreement with ICE not been terminated, as such Base Rent escalates on each anniversary of the Occupancy Date.
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As used herein, the “Rent Adjustment Percentage” shall mean three percent (3%).
Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent (as defined below) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Base Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent, in the same manner as if delivery had occurred on the Commencement Date. The Base Rent, Additional Rent (as defined in Section 2.3) and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent.”
Section 2.3.    In addition to the Base Rent payable pursuant to Section 2.2, during and with respect to the Term of this Lease, Tenant shall pay, and hereby covenants and agrees to pay, to Landlord, as additional rental (“Additional Rent”), a sum equal to the total annual taxes for the Premises and all Improvements thereon and thereto (including State, County, City, School and any other taxing district or body authorized to assess and collect taxes on the Premises) (collectively, “Property Taxes”). As soon as tax bills are available to Landlord for each tax year during the Lease Term, Landlord will present to Tenant true copies of the bills from each taxing authority evidencing the taxes assessed upon the Premises for such year. If the Premises are taxed as part of a larger tract, Landlord shall include a statement reflecting Landlord’s calculation of the share of the total of such taxes allocable to the Premises and the Improvements thereon and thereto as reasonably determined by Landlord. Tenant covenants to pay to Landlord the amount of such taxes for the Premises and the Improvements thereon for each tax year (prorated for the partial year in which the Lease Term commences or terminates) within thirty (30) days following receipt of such copies of official tax bills. If Tenant fails to pay Landlord such Additional Rent at least thirty (30) days prior to the last date for payment of such taxes without penalty (so long as Tenant shall have had at least fifteen (15) days to pay Landlord such taxes as hereinabove provided), Tenant also shall be liable for and shall pay to Landlord as Additional Rent any interest and/or penalties incurred as a result of late payment of such taxes. Tenant’s agreement and obligation to pay such taxes for the calendar year in which this Lease terminates shall survive the expiration or termination of this Lease.
At Tenant’s option, Tenant shall pay to Landlord, with each installment of monthly Base Rent, an amount equal to 1/12th of the annual taxes on the Premises and the Improvements thereon, as reasonably estimated by Landlord from time to time. Payments thereof for any fractional month shall be prorated. If Tenant’s total payments for any tax year are less than the actual taxes on the Premises and Improvements for such tax year, Tenant shall pay the difference to Landlord with fifteen (15) days of receipt of such tax bills as above provided; and if Tenant’s total payments for any tax year are more than the actual taxes on the Premises and Improvements for such tax year, Landlord shall credit such excess against the next payable monthly installment(s) of estimated tax payable by Tenant to Landlord hereunder.
At Tenant’s request, Landlord shall cooperate with Tenant to regularly contest the amount or validity, in whole or in part, of the Property Taxes. Landlord shall be reimbursed for its reasonable, out-of-pocket costs incurred in connection with any such contest or appeal of the Property Taxes, including without limitation reasonable attorneys' fees and/or consultant fees. Tenant shall be credited with any refund of Property Taxes to the extent the same covers the period of time in which Tenant actually paid the Property Taxes for the Property and, if applicable, such refund shall be made to Tenant within thirty (30) days after Landlord receives such refund. To the extent in Landlord’s possession, custody or control, Landlord shall provide Tenant with a copy of any reappraisal of the Premises, relating to the Property Taxes applicable to the then current tax year, within five (5) business days after Tenant’s written request thereof. If any Landlord reappraisal of the Premises reveals that Landlord has a basis to contest an increase of the Property Taxes, and Landlord has elected not to contest the Property Taxes, then Tenant shall have the right to contest the Property Taxes on behalf of Landlord with Tenant being responsible for its own costs without any obligation of Landlord to reimburse the same.
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If at any time during the Term, the Landlord does not pay any Property Taxes when due, then Tenant may send written notice to Landlord, advising Landlord of such failure and notifying Landlord that if it does not pay the delinquent Property Taxes within fifteen (15) days after receipt of such written notice, then Tenant shall pay such Property Taxes directly and thereafter offset such amount against the next Rent payment(s) becoming due. Thereafter, if Landlord fails to pay the delinquent Property Taxes within fifteen (15) days after receipt of such written notice, then Tenant may paid Property Taxes directly to the taxing district or body and offset such payments from the next Rent payment(s).
Section 2.4.    Tenant shall pay as and when due all taxes and assessments levied or assessed against the personal property, furniture, furnishings, trade fixtures and equipment of Tenant, on or in the Premises or used in connection with the operation of Tenant’s business.
Section 2.5.    All rents, together with any other amounts payable hereunder by Tenant to Landlord, shall be due and payable, without demand therefor (except as herein expressly provided) and without deduction, abatement or setoff, via electronic funds transfer, wire, or other similar mechanism to an account designated in writing by Landlord. Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease. All past due installments of Rent shall bear interest at the lesser of (a) twelve percent (12%) per annum, or (b) the maximum lawful rate, from the date due through the date paid (such lesser rate being the “Default Rate”). In addition to the foregoing interest, Landlord may, without further notice to Tenant, impose a late payment charge equal to five percent (5%) of any amount due (it being agreed that with respect to any particular late payment, only one late charge will be applied to such delinquency but that Landlord shall have the right to impose late charges on subsequent late payments) if any amount due under this Lease is not paid within five (5) days from the date required to be paid hereunder.
Section 2.6.    This Lease is intended to be and shall be construed to be a “net lease” and, as between Landlord and Tenant, Tenant shall pay, as part of its obligations to pay Additional Rent, all costs, fees, charges, taxes, utility payments, assessments and other expenses of every kind or character, foreseen or unforeseen, ordinary or extraordinary, for the payment of which Landlord or Tenant is or shall become liable by reason of its or their estates or interests in the Premises, or by reason of Landlord’s right to receive rent and additional rent hereunder, or otherwise relating to this Lease or that are connected with or otherwise arise out of the possession, use, occupancy, operation, maintenance, construction, repair (structural or nonstructural), reconstruction, replacement, alteration, modification or rebuilding of any Improvements or any portion thereof during the Lease Term, including (without limitation) the costs and expenses expressly set forth in this Lease; provided, however, that the previous clause shall not be construed to require the payment by Tenant of any federal, state or local income, profits or revenue tax of Landlord, unless such taxes are imposed, levied or assessed in substitution for any tax that Tenant is required to pay pursuant to this Lease.
Section 2.7    Tenant is not required to provide a security deposit hereunder.
ARTICLE III - TENANT’S USE OF THE PREMISES
Section 3.1.    During the Lease Term, the Premises shall be used solely for lawful uses reasonably acceptable to Landlord (it being agreed that Landlord does consent to the Premises being utilized for the operation of a United States Immigration and Customs Enforcement Detention Center or any other lawfully operated correction or detention facility) (the “Permitted Use”), and for no other use or purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, in no event shall Tenant use or permit others to use the Premises for (a) any use or purpose including or involving the installation in, on or under the Premises, or the use or storage of any Hazardous Materials in, on or under the Premises (except as expressly provided in Section 3.5 below), (b) any use which generates or causes to be generated, or which is offensive by reason of, any noxious, caustic or corrosive fuel or gas, or any obnoxious odor, fumes, smoke, dust, noise or pollution, or (c) any use which is hazardous by reason of any unusual fire, explosion or other dangerous condition, or which is injurious to persons or property or to the reputation of the Premises or any portion thereof. Notwithstanding the above, Landlord acknowledges that Tenant has the right to install one or more generators on the Premises; provided, however, Tenant shall not install any underground storage tanks. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed
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or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible at the Premises, or otherwise permitted by law.
To the extent permitted by applicable law, Tenant hereby waives (i) any and all defenses at common law that Tenant may have to any claims related to or arising from Tenant’s breach of the Lease, including, without limitation, frustration of purpose, impossibility of performance, commercial impracticability, or force majeure (whether due to efforts by local or state governments or non-governmental organizations to frustrate or interfere with potential or existing Service Agreements (as defined in Section 9.3 below) or any other reason or cause) with respect to the nonpayment of rent or ineffectiveness of this Lease, and hereby agrees that any supervening event, whether foreseeable or unforeseeable, which makes the conduct of Tenant’s business from the Premises unprofitable, less profitable or more difficult, shall not excuse Tenant from timely paying any rent or other amount due from Tenant or performing any obligation to be performed by Tenant under this Lease, and (ii) any rights or remedies available to Tenant under any applicable law enacted in response to or as a result of any pandemic, epidemic or other wide-spread public health emergency.
Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall imposes any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises or Improvements thereon, or (ii) the use, modification or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. This Lease shall be subject to and Tenant shall comply with all covenants, conditions and restrictions affecting the Premises.
Section 3.2.    Tenant shall keep in full force and effect and shall perform all material obligations required to be performed by Tenant under, any and all material contracts, agreements, leases, or commitments or documents applicable to the Premises or the operation of the Premises, including, but not limited to, Service Agreements (as defined below). Tenant shall immediately notify Landlord in writing if Tenant or any other party to any such material contract, agreement, lease, or commitment or document applicable to the Premises or the operation of the Premises, including, but not limited to, the Service Agreements, is in material default thereunder, or if any Service Agreement has been terminated by any party thereto.
Section 3.3.    Tenant shall not commit, or suffer to be committed, any waste upon the Premises or permit there to exist on the Premises any condition which constitutes a nuisance or is prohibited by law. Tenant shall not use, or permit the Premises, or any part thereof, to be used for any purpose or purposes, nor acts done, nor any articles kept, used or sold, which may be deemed to be extra-hazardous on account of fire, or cause a cancellation of any insurance policy covering the Premises or the Improvements.
Section 3.4.    Tenant shall, at Tenant’s sole cost and expense, (1) obtain all necessary and applicable permits and approvals for operation of the Permitted Use on the Premises, (2) obtain all necessary and applicable licenses for Tenant, the Premises, and Tenant’s employees required by any licensing authority having jurisdiction thereover, (3) file all necessary assumed name certificates for conducting business on and from the Premises, and (4) comply with any and all laws, ordinances, rules and regulations of any governmental unit or agency having jurisdiction relating in any way to the herein permitted use or occupancy of the Premises by Tenant during the Term of this Lease.
Section 3.5.    Tenant shall not permit or cause any party to bring Hazardous Materials (as hereinbelow defined) upon the Premises or store or use any Hazardous Materials in or about the Premises without Landlord’s prior written consent, except for de minimis amounts of the usual types of cleaning and other supplies normally and customarily used by Tenants of premises used for the herein Permitted Use or any petroleum based products used in vehicles or generators in connection with the Tenant’s operations at the Premises. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements (as hereinbelow defined), and will obtain, comply with and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. Tenant shall immediately remediate any Hazardous Materials released on or from the Premises by Tenant, its agents, employees, contractors, assignees or subtenants.
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Further, and without limiting the provisions of Section 7.1 of this Lease, Tenant shall indemnify, defend and hold Landlord Indemnitees harmless from and against any and all losses, claims, demands, actions, suits, damages, fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including without limitation, remediation, corrective action or clean-up expenses), costs, fees, and attorney’s fees (collectively, “Liabilities”) which arise during or after the Lease Term (with respect to those claims arising after the Lease Term, only to the extent the same relate to Tenant’s acts or omissions during the Lease Term, which include, without limitation, Tenant’s introduction, discharge or release of Hazardous Materials during the Lease Term) which are brought or recoverable against, or suffered or incurred by, Landlord as a result of any breach of the obligations of Tenant under this Section 3.5, or noncompliance with any Environmental Requirement by Tenant, its agents, employees, contractors, assignees or subtenants, or the release of Hazardous Materials by any person or entity. The provisions of this Section 3.5 shall survive the expiration or termination of this Lease. As used herein, the term “Landlord Indemnitees” shall mean Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents.
The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes or other similar enactments of any federal, state or local governmental entity, authority or agency, and any applicable judicial, administrative or regulatory decrees, judgments, orders or policies regulating or relating to Hazardous Materials or pertaining to health, safety, industrial hygiene or the environmental conditions on, under or about the Premises. The term “Hazardous Materials” means and includes pollutants, flammable or ignitable explosives, radioactive materials, or hazardous, toxic, corrosive or dangerous waste, substances or related materials, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises, including, but not limited to, asbestos, lead-based paints, radon, polychlorobiphenyls. Hazardous Materials shall include substances defined or listed as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “pollutants,” “toxic substances,” “asbestos-containing materials” or similarly identified in the Comprehensive Environmental Response, Compensation, and Liability Act, as now or hereafter amended; in the Resource Conservation and Recovery Act, as now or hereafter amended; in the Colorado Asbestos Control Act, 25-7-501, et seq., C.R.S. as now or hereafter amended; and in any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; and shall include any substances or mixture regulated under the Toxic Substance Control Act of 1976, as now or hereafter amended; and any “toxic pollutant” or “pollutant” under the Clean Water Quality Control Act; or any hazardous air pollutant under the Clean Air Act, as now or hereafter amended, and any “hazardous waste” as defined in 25-15-101 of the Colorado Revised Statutes.
Section 3.6.    Tenant acknowledges and agrees that (a) Landlord is not required to make any modifications or additions on or to the Premises in preparation for Tenant’s occupancy or use of the Premises or any portion thereof, (b) Tenant is leasing the Premises in their “as-is, where is” condition, with all faults, (c) Tenant is satisfied that the Premises are suitable for Tenant’s intended uses and purposes, (d) the Premises are leased subject to all applicable requirements of law now in effect or adopted at any time during the Lease Term, and (e) LANDLORD DOES NOT MAKE OR GIVE, AND HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY WARRANTY, GUARANTY, OR REPRESENTATION, WHETHER STATUTORY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION OR QUALITY OF THE PREMISES, AND LANDLORD MAKES NO WARRANTY OF MERCHANTABILITY, MARKETABILITY, OR FITNESS OF THE PREMISES FOR ANY PART THEREOF FOR ANY PARTICULAR USE OR PURPOSE, AND NO WARRANTY OR REPRESENTATION THAT THE PREMISES ARE IN COMPLIANCE WITH, OR HAVE BEEN OPERATED OR MAINTAINED IN ACCORDANCE WITH, APPLICABLE REQUIREMENTS OF LAW, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LANDLORD AND TENANT, ARE TO BE BORNE SOLELY, COMPLETELY AND ABSOLUTELY BY TENANT, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES OF LANDLORD ARE HEREBY IRREVOCABLY WAIVED AND RELEASED BY TENANT. The provisions of this Section 3.6 shall survive the expiration or termination of this Lease for any reason.
ARTICLE IV - UTILITIES AND MAINTENANCE SERVICES
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Section 4.1.    Landlord shall have no obligation to provide or supply utility service or capacity to the Premises. Tenant agrees, at its sole cost and expense, to cause the necessary mains, conduits and other facilities to be provided and maintained to supply water, gas and electricity to the Premises, and to maintain and repair all water pipes, conduits, electric lines, gas pipes, sanitary and storm sewer pipes, and like facilities servicing the Premises during the Term of this Lease. Tenant shall pay for (i) all water used in the Premises and for any sewage charge or assessment, whether imposed by meter or otherwise, and (ii) all gas, electricity, fuel and like utilities used or consumed on the Premises and for outside lighting and signs of Tenant.
Section 4.2.    Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business, whether the business of Tenant or any other person, entity or party, for any failure or interruption in the supply of utilities, or discontinuance of utilities, nor will such failure, interruption or discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.
Section 4.3.    Tenant shall pay the cost of removing Tenant’s trash and garbage from the Premises. Tenant shall furnish, at Tenant’s sole cost and expense, janitorial and landscaping services for the Premises.
ARTICLE V - REPAIRS
Section 5.1.    Tenant hereby acknowledges that it has fully inspected the Premises and, on the basis of such inspection, Tenant hereby accepts the Premises as suitable for the purpose or purposes for which the same are hereby leased, in their present physical condition.
Section 5.2.     Landlord shall not be obligated to construct any modifications or additions on, or to make repairs of any kind on or to the Premises or any Improvements, or to repair any machinery, equipment or fixtures therein contained, all of which shall at all times be kept in good, operational, sanitary and safe condition and repair by Tenant, at Tenant’s sole cost and expense, and in accordance with all applicable laws, ordinances and regulations of any governmental authority having jurisdiction thereover. Without limiting the foregoing, Tenant shall, at Tenant’s sole cost and expense, maintain the Premises in good order, repair and appearance, and repair the Premises, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. In determining Tenant's obligations to maintain the Premises hereunder, the parties shall take into consideration the purpose of the Premises as a detention facility and any maintenance requirements or standard contained in any Operating Agreement (as hereinafter defined). Tenant shall be responsible for the full cost of maintenance, repairs, and replacements to the Premises and all Improvements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Premises in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord or any representatives or agents of Landlord to inspect the Premises as provided in Section 12.2. Notwithstanding the foregoing, Landlord has no obligation to inspect the Premises, and Landlord will have no liability to Tenant or any other party with respect to the condition of the Premises whether or not Landlord inspects the same. As used herein, an “Operating Agreement” shall mean any agreement entered into by Tenant (or any affiliate of Tenant) with ICE (or any other governmental entity), which governs certain operations and services to be provided by Tenant in connection with the housing and detention of inmates, detainees or occupants at the Premises.
If Tenant refuses or neglects to commence repairs it is required to make within thirty (30) days after written demand, or adequately to complete such repairs within a reasonable time thereafter, Landlord may make the repairs, and if Landlord makes such repairs, Tenant shall pay to Landlord on demand as additional rent the cost thereof, with interest at the rate provided in Section 2.5 of this Lease, from the date of payment by Landlord until paid by Tenant.
Section 5.3.    Tenant shall use commercially reasonable efforts in accordance with industry standards to keep the Premises free from mold, mildew, lead based paint and any and all other bacteria, fungi, substances and materials in quantities or concentrations that could be reasonably expected to be harmful to the health or safety of any inmates, detainees or occupants at the Premises or any employees or other invitees of Tenant or any other person coming onto or in the Premises.
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ARTICLE VI - ALTERATIONS
Section 6.1.    Any Alterations shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably delayed, conditioned or rejected. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval and, in the event Landlord does not approve or disapprove of the requested Alteration within five (5) business days after Tenant’s written request, then Landlord shall be deemed to have approved the same; provided, however, at the expiration or earlier termination of the Lease, Landlord shall have the right to cause such approved or deemed approved Alteration to be removed or, if the Alteration was the removal of improvements, cause the removed improvements to be restored to the condition prior to the Alteration to the extent such Alteration was a Material Alteration. As used herein, a “Material Alteration” is an Alteration that either (i) is structural in nature, (ii) impacts the functionality and/or use of the Premises by Landlord or a subsequent tenant or occupant, or (iii) adversely impacts the equipment or systems serving the Premises or any improvements thereon. Landlord may monitor construction of the Alterations but at all times shall comply with Tenant’s security protocols and requirements. Tenant shall reimburse Landlord for all reasonable and customary out-of-pocket sums, if any, paid by Landlord for third party examination of Tenant’s plans and specifications for any Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. To the extent there are any warranties that require Tenant to utilize a particular contractor (e.g., a roof warranty), then Landlord may require Tenant to utilize such contractor in order to avoid any adverse impact on such warranties. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. Except as set forth in the preceding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval with respect to what Alterations Landlord may require Tenant to remove at the expiration of the Lease. If, upon the termination of this Lease, Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors.
Landlord acknowledges that Tenant will be performing Alterations prior to the Occupancy Date. Tenant agrees that for the time period from the Commencement Date through the day immediately preceding the Occupancy Date, Landlord and its representatives shall have the right to access the Premises and monitor the Alterations being performed by Tenant without being required to comply with the notice provisions set forth in Section 12.2 below. Notwithstanding the foregoing, all rights under this paragraph shall be subject to Tenant’s security protocols and in no way shall impact Tenant’s operation of the Premises. Following the Occupancy Date, Landlord’s rights of access shall be governed by Section 12.2 of this Lease.
Section 6.2. Unless Landlord otherwise directs in accordance with the provisions of Section 12.2 of this Lease, all Alterations shall become the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof, upon (but not until) expiration or termination of this Lease. Tenant shall keep the
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Premises free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate and Tenant shall indemnify, defend and hold Landlord Indemnitees harmless from and against any and all Liabilities arising out of any such claim. Tenant’s indemnification of Landlord contained in this Section 6.2 shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.
Section 6.3 In order to meet the requirements of ICE or an Alternative Party, Tenant, at its sole cost, may place one or more temporary structures on the Premises. Landlord and Tenant shall mutually agree on the location of the temporary structures, with Landlord’s approval not to be unreasonably delayed, conditioned or rejected. Any temporary structure placed by Tenant shall remain the property of the Tenant and shall be removed upon the termination of the Lease. All plans and specifications for any temporary structure shall be submitted to Landlord for its approval and, in the event Landlord does not approve or disapprove of the requested temporary structure within five (5) days after Tenant’s written request, then Landlord shall be deemed to have approved the same. Landlord’s right to review plans and specifications for any temporary structure shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.
ARTICLE VII - INDEMNIFICATION; INSURANCE
Section 7.1.    Tenant shall indemnify, defend and hold Landlord Indemnitees harmless from and against any and all Liabilities which may be imposed on, incurred by or asserted against any Landlord Indemnitee (whether because of an action or omission by Landlord or otherwise and whether or not otherwise indemnified) by or on behalf of any individual, corporation, partnership, association, trust, governmental entity or agency, or any other entity (collectively, any “Person”) arising (i) from the construction, conduct, management, repair, maintenance, transfer of title, abandonment, possession, operation, owning, holding, or leasing of, or from any work or thing whatsoever done or failed to be done in and on, the Premises or any part thereof; (ii) from any condition of the Premises or any part thereof, or of the soil or water supply underneath or adjacent to the Premises or any part thereof, or of the air supply in, over, adjacent to, or about the Premises or any part thereof; (iii) from any breach of any representation or warranty made by or on behalf of Tenant under this Lease; (iv) from any violation by Tenant of any contract or agreement to which Tenant is a party or violation of any restriction or any law, statute, code, act, ordinance, order, judgment, decree, rule, or regulation now or hereafter effective, of any governmental entity or agency having jurisdiction over the Premises (collectively, any “Legal Requirement”), or any claim for patent, trademark or copyright infringement; (v) from any act or alleged act of active or passive negligence of Tenant, or any of its agents, contractors, servants, employees, invitees, licensees or of trespassers; and (vi) from any accident, injury or damage whatsoever caused to any Person or property occurring in or about the Premises, or upon or under the land adjacent thereto, or in or about the soil or water supply underneath or adjacent to the Premises or any part thereof.
In case any action or proceeding is at any time brought against any Landlord Indemnitee by reason of any Liability, Tenant upon notice from Landlord shall defend such action or proceeding by counsel reasonably satisfactory to Landlord and shall pay all reasonable expenses in respect of such action or proceeding, including, without limitation, any final settlement or judgment. The obligations of Tenant under this Section 7.1 shall survive any termination of this Lease. To the extent that the foregoing undertakings may be unenforceable for any reason, Tenant agrees to make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGREEMENTS BY TENANT TO INDEMNIFY, DEFEND AND HOLD LANDLORD INDEMNITEES HARMLESS UNDER THIS SECTION 7.1 COVER AND INCLUDE, BUT ARE NOT LIMITED TO, EACH AND EVERY LIABILITY THAT:
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(1) RESULTS FROM THE SOLE ACTS OR OMISSIONS OF TENANT OR (2) RESULTS, AS A WHOLE OR IN PART, FROM THE CONCURRENT ACTS OR OMISSIONS OF TENANT AND LANDLORD (BUT IN SUCH CASE THE INDEMNITY OF TENANT SHALL ONLY BE TO THE EXTENT OF TENANT’S CONCURRENT NEGLIGENCE).
Section 7.2.    (a) Tenant, at its expense, shall maintain during the Lease Term a policy or policies of: (i) worker’s compensation insurance with no less than the minimum limits required by law; (ii) employer’s liability insurance in the amount not less than $1,000,000; (iii) commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $5,000,000, for a total minimum combined general liability and umbrella limit of $6,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; (iv) business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence; (v) fire and extended coverage insurance, and earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate (collectively, the “Property Insurance”), on Tenant’s furniture, fixtures, equipment and personal property located in the Premises in an amount not less than the fair replacement value thereof, subject to reasonable deductibles; and (vi) business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months. Landlord may from time to time require increases in any such limits and additional insurance coverages to be maintained by Tenant from time to time. The commercial liability policies shall insure on an occurrence and not a claims-made basis, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Landlord shall be named as loss payee with respect to the Property Insurance and in the event of a casualty to any of the Improvements, Tenant shall pay to Landlord all insurance proceeds received by Tenant with respect to the Improvements (and thereafter, Landlord shall disburse the same to Tenant as Tenant completes the restoration of the Improvements as required under Section 10.1 below).
Landlord and its designated property management firms shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) required to be carried by Tenant and said policies shall be issued by an insurance company or companies authorized to do business in Colorado and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Commencement Date and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.
It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Lease or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately
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maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Denver metropolitan area.
Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.
(b)    Tenant and all parties claiming under Tenant, each releases and discharges all Landlord Indemnitees from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to the Premises, no matter how caused, including negligence, and Tenant waives any right of recovery from all Landlord Indemnitees including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant shall indemnify, defend and hold Landlord Indemnitees harmless from and against any and all Liabilities asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The release, discharge and waiver contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.
(c)    Landlord shall not be responsible for, and Tenant releases and discharges all Landlord Indemnitees from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.
(d)    Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in this Lease, and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the Default Rate.
(e)    Throughout the Lease Term, Landlord may, at its option, maintain property and other insurance as Landlord may elect to carry in its sole and absolute discretion. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums and all deductibles under any such insurance maintained by Landlord shall be reimbursed by Tenant within fifteen (15) days of written demand.
(f)    To the extent that Landlord is carrying property insurance with respect to the Premises, Landlord hereby waives and releases any and all rights of recovery, claim, action or cause of action, against Tenant, its agents, officers or employees, for any loss or damage that may occur to the Premises by reason of fire, the elements, or any other cause which is insured against under the terms of the property insurance policy then carried by Landlord, and Landlord covenants that its insurer shall not hold any right of subrogation against Tenant or its agents, officers or employees. Tenant hereby waives and releases any and all rights of recovery, claim, action or cause of action,
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against Landlord, its agents, officers or employees, for any loss or damage that may occur to the Premises, or any personal property of Tenant in the Premises, by reason of fire, the elements, or any other cause which is insured against under the terms of the property insurance policies referred to in this Lease, regardless of cause or origin, including negligence of Landlord, its agents, officers or employees, and Tenant covenants that its insurer shall not hold any right of subrogation against Landlord or its agents, officers or employees.
Section 7.3.    Tenant shall provide Landlord at least five (5) days prior written notice of the commencement of construction (including site preparation work) of any Alterations. Prior to commencement of construction of any Alterations, Tenant shall obtain at its sole cost and expense, and maintain during construction, a policy of builder’s risk insurance for such Alterations, written on a reporting form with an agreed value stipulation, not subject to any co-insurance.
ARTICLE VIII - EMINENT DOMAIN
Section 8.1.    In the event the whole of the Premises shall be physically taken (as opposed to a regulatory taking) under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a physical Taking of a portion of the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s ongoing ownership of the Premises, or in the reasonable opinion of Tenant substantially interferes in Tenant’s use of the Premises for its intended purpose, Landlord or Tenant, as the case may be, may terminate this Lease upon thirty (30) days’ written notice to the other given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Tenant shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by law and covenants, conditions and restrictions then applicable to the Premises) the Premises to a complete, functioning unit. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease.
Section 8.2.    Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Article VIII shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, or for relocation or moving expenses recoverable by Tenant from the condemning authority so long as Tenant’s award does not result in a reduction of any award payable to Landlord. This Article VIII shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. Accordingly, the parties waive any statutes permitting the parties to terminate this Lease as a result of a Taking.
ARTICLE IX - ASSIGNMENT AND SUBLETTING
Section 9.1.    Except with respect to an assignment or sublease to an Affiliate (as defined below) of Tenant, Tenant may not assign this Lease, nor sublet the whole or any part of the Premises or permit the Premises to be used or occupied by others, nor mortgage, collaterally assign, pledge or otherwise encumber its leasehold estate or other rights under this Lease, without Landlord’s prior written consent, which consent may be withheld, delayed or conditioned by Landlord in its sole and absolute discretion. In the event of any permitted assignment or subletting, any violation of any provision of this Lease, whether by act or omission, by any assignee or subtenant shall be deemed a violation of such provision by Tenant, it being the intention of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees or subtenants. If this Lease be assigned, Landlord may and is hereby empowered to collect rent from the assignee; if the Premises or any part thereof be sublet or occupied by any person other than Tenant, Landlord, in the event of Tenant’s default, may, and is hereby empowered to, collect rent from the subtenant or occupant; in either of such events, Landlord may apply the net amount received by it to the rent herein reserved, and no such collection shall be deemed to be the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of
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the covenants herein contained on the part of Tenant. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any permitted subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subleases or subtenancies. As used herein, an “Affiliate” of Tenant shall mean an entity that is controlled by, controlling or commonly controlled with Tenant. The terms “controlled by,” “controlling,” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.
Section 9.2.    The rights, duties and obligations provided for under the terms of this Lease shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and Tenant, its successors and any permitted assigns.
Section 9.3.    Landlord acknowledges that from time to time Tenant may respond to requests for proposals (“RFP’s”) from governmental entities seeking (a) government operating agreements, support agreements and/or service agreements (or amendments thereto) in connection with the housing or detention of inmates or detainees at all of any portions of the Premises, including, but not limited to, any Operating Agreement (collectively, the “Service Agreements”) or (b) agreements with licensees in connection with Tenant’s operation of correctional or detention facilities as is customarily associated with or incidental to the operation of such Premises, which agreements may be in the nature of a sublease agreement (collectively, “Sublease Agreements”) for the housing or detention of inmates or detainees at the Premises. If during the Lease Term the then applicable Operating Agreement for the Premises is terminated or expires, Tenant agrees to diligently and in good faith seek out either ICE or an Alternative Party in order to procure a new Operating Agreement for the Premises and continue operating the same as a detention center or correctional facility.
ARTICLE X - DAMAGE TO AND/OR DESTRUCTION OF THE PREMISES
Section 10.1.    Subject to the provisions of this Article X, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Tenant shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Tenant shall cause all proceeds from the Property Insurance to be paid to Landlord to hold in escrow and thereafter Landlord shall periodically disburse to Tenant the proceeds from the insurance to the extent of the restoration costs incurred by Tenant with respect to the Premises (any such disbursement by Landlord being subject to Tenant’s delivery of such documentation (e.g., lien waivers) as Landlord may reasonably require). In the event the proceeds of the Property Insurance are insufficient to cover all of the restoration costs, then Tenant shall be responsible for any such shortfall.
Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Premises would, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Improvements or (ii) where Landlord’s lender requires the insurance proceeds to be applied towards any mortgage or deed of trust recorded against the Premises. Notwithstanding anything herein to the contrary, Tenant shall continue paying all Rent in full without abatement following any such casualty, even if all or portions of the Premises are rendered untenantable or unusable following such casualty. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.
Within ninety (90) days of the date of damage or destruction affecting the Premises, Landlord shall provide Tenant with a good faith estimate (the “Landlord’s Restoration Notice”) of the time period in which the Premises could be restored. In the event the estimate provides that the Premises cannot be restored within three hundred sixty-five (365) days following the date of the damage or destruction, then Tenant shall be permitted to terminate the Lease by providing written notice to Landlord no later than thirty (30) days following receipt of Landlord’s
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Restoration Notice. Tenant’s failure to timely deliver its termination notice shall waive Tenant’s right to terminate the Lease due to any damage or destruction.
ARTICLE XI - EVENTS OF DEFAULT; REMEDIES
Section 11.1.    If Tenant (i) shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant two (2) times within any consecutive twelve (12) month period and in the event Tenant fails to timely pay Rent or any other sums on or before five (5) days after the due date thereof for a third (3rd) time during any consecutive twelve (12) month period, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease, or (ii) shall fail to obtain and maintain the types and amounts of insurance required under Article VII of this Lease, or (iii) shall file a voluntary petition of bankruptcy or insolvency or for reorganization or arrangement, or for appointment of a receiver or trustee, or if any such action or proceeding shall be filed against Tenant by any creditor and proceedings to vacate same are not filed within sixty (60) days thereafter and diligently prosecuted, and, upon due hearing, denied or cancelled, or (iv) Tenant shall fail to execute and return an estoppel certificate or subordination, non-disturbance and attornment agreement or other documents required by a lender of Landlord within the time periods specified herein, or (v) shall fail, within thirty (30) days after written demand is made by Landlord that Tenant do so, to discharge any other covenant or obligation herein imposed on or undertaken by Tenant, or if the leasehold estate created hereby is sold under execution or passes by operation of law or in any manner which is involuntary as to Tenant, then Landlord, in addition to any other rights or remedies which Landlord may have by reason of Tenant’s such failure or the occurrence of such event, shall have the option either to terminate this Lease, or without terminating this Lease, to terminate Tenant’s right to possession. In the event of termination of the Lease or repossession of the Premises after a default by Tenant, Landlord shall have no obligation to relet the whole or any part of the Premises.
Section 11.2.    The exercise by Landlord of any one or more of the remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender by Tenant of the Premises, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No acceptance of rent by Landlord or delay in enforcing any covenant or obligation of Tenant shall be construed as a waiver of any default in the performance of any covenant or obligation to be undertaken by Tenant. Landlord’s failure to enforce the default provisions hereof in the event of a default hereunder by Tenant shall not act as a waiver of Landlord’s right to enforce the default provisions hereof in the event of a subsequent breach hereunder.
Section 11.3.    If Landlord elects to terminate the Lease by reason of Tenant’s default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rentals, additional rentals and other indebtedness accrued to the date of such termination, plus the expenses incurred by Landlord as provided in Section 11.5 below, plus, as damages, an amount equal to the difference between (1) the then present value, using a discount factor of four percent (4%) per annum, of the total rentals and additional rentals for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the date of expiration stated in Article II), and (2) the then present value using a discount factor of four percent (4%) per annum of the then fair market rental value of the Premises for such period.
Section 11.4.    If Landlord elects to repossess the Premises without terminating the Lease, Tenant shall be liable for and shall pay to Landlord the sum of all rentals and other indebtedness accrued to the date of such repossession, plus rentals required to be paid by Tenant to Landlord during the remainder of the Lease Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 11.5. below). In no event shall Tenant be entitled to any excess of any rentals obtained by reletting over and above the rentals herein reserved. Actions to collect amounts due by Tenant as provided in this Section 11.4. may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the then current term of this Lease.
Section 11.5.    In case of a default by Tenant, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid above: customary broker’s fees incurred by Landlord in connection with
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reletting the whole or any part of the Premises; the reasonable costs of removing and storing Tenant’s or other occupants’ property; and the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants.
Section 11.6.    While a default by Tenant is continuing, Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after ten (10) business days prior written notice to Tenant, to set-off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Lease and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section 11.6 are in addition to any other rights and remedies Landlord may have against Tenant.
Section 11.7.    In the event of any default by Landlord, Tenant’s sole and exclusive remedies shall be, unless otherwise expressly provided herein (i) an action for damages or (ii) an action for injunctive relief, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default, or if such default reasonably cannot be cured in thirty (30) days, Landlord shall have thirty (30) days to begin such cure and must thereafter diligently prosecute good faith efforts which may reasonably be expected to cure such default within a reasonable time. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Tenant hereby waives and agrees that it shall have no offset rights (except for offset rights expressly set forth herein and except for the collection of monetary judgments (to the extent such judgments are in final, unappealable form) a court of competent jurisdiction enters in Tenant’s favor against Landlord) or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease. All obligations of Landlord hereunder will be construed as covenants, not conditions, and will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner of the Premises, and in the event of any transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under or with respect to this Lease, or for any of the representations, covenants, agreements or obligations of Landlord under this Lease or with respect to the Premises, shall be limited solely to Landlord’s interest in the Premises, and in no event shall personal liability be asserted against Landlord in connection with this Lease, nor shall any recourse be had to any other property or assets of Landlord. Landlord’s obligation to specifically perform any covenant or obligation of Landlord under this Lease (and Tenant’s remedy of injunctive relief with respect thereto) shall be limited to the performance that can be achieved with the Premises, or the proceeds thereof, as hereinabove specified. This paragraph shall inure to the benefit of Landlord’s successors and assigns.
ARTICLE XII - UTILIZATION; LANDLORD’S ACCESS; SURRENDER; HOLDING OVER
Section 12.1.    Tenant shall, if it pays to Landlord Rent and Additional Rent in the amounts and at the times herein provided and otherwise discharges all covenants and obligations herein undertaken by or imposed on Tenant shall be permitted to utilize the Premises in accordance with the terms of this Lease during the Term of this Lease.
Section 12.2.    Landlord or its representatives shall have the right to enter upon the Premises during Tenant’s regular business hours for the purposes of inspecting the same, provided Landlord gives Tenant at least two (2) days prior written notice of such entry (except in an emergency). Landlord’s right to inspect shall include the ability to have any brokers, purchasers or prospective purchasers and lender or prospective lenders conduct any inspections and due diligence as may be required in connection with any potential sale or financing of the Premises. In the event of a potential sale or financing of the Premises by Landlord, Tenant agrees that it shall reasonably cooperate with any requests for any such potential purchasers or lenders and agreeing to participate in any interviews about the Premises by such purchaser or lender. The exercise of such rights by Landlord or its representatives shall not constitute or be deemed an eviction or disturbance of Tenant’s use or possession. All rights
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under this Section 12.2 shall be subject to Tenant’s security protocols and in no way shall impact Tenant’s operation of the Premises.
Section 12.3.    Tenant agrees that Tenant will, at the end of the Term of this Lease, surrender the Premises and the Improvements thereon to Landlord in good condition and repair, reasonable wear and tear and damage due to casualty excepted and in substantially the same condition as existed on the Commencement Date.
Section 12.4.    Holding over by Tenant after the end of the Term of this Lease shall not extend the Term of this Lease, but shall constitute Tenant a tenant from month to month at a monthly rental rate equal to one hundred fifty percent (150%) of the monthly rental payable for the month immediately preceding such holding over. All provisions of this Lease shall continue to apply during such period that Tenant remains in the Premises as a holdover tenant from month to month. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.
ARTICLE XIII - MISCELLANEOUS
Section 13.1. The relationship of Landlord and Tenant hereunder is and shall be that of landlord and tenant. Nothing herein contained shall be construed to constitute Landlord a partner of Tenant or Tenant the agent of Landlord in carrying on business in the Premises.
Section 13.2. Any notice, communication, request, reply or advice (hereinafter severally and collectively, for convenience, called “notice”) in this instrument provided or permitted to be given, made or accepted by either party to the other must be in writing and may, unless otherwise in this instrument expressly provided, be given or be served by depositing the same in the United States mail, postpaid and registered or certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party, or by overnight courier, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, from and after the expiration of three (3) days after it is so deposited. Notice deposited with an overnight courier shall be effective, unless otherwise stated in this Lease, on the next business day after it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice the addresses of the parties shall be as follows:
If to Landlord, to:            c/o Highlands REIT, Inc.
1 South Dearborn Street
20th Floor
Chicago, IL 60603
Attn: CEO

with a copy to:

                Highlands REIT, Inc.
1 South Dearborn Street
20th Floor
Chicago, IL 60603
            Attn: General Counsel

If to Tenant, to:            GEO Secure Services, LLC
                4955 Technology Way
Boca Raton, FL 33431
Attn: Daniel E. Rebeor

                with a copy to:

                GEO Secure Services, LLC
4955 Technology Way
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Boca Raton, FL 33431
Attn: Scott Schipma

Landlord and Tenant shall have the right from time to time and at any time to change their respective addresses to any other address within the continental United States, by giving at least five (5) days written notice to the other party.
Section 13.3.    In the event of any litigation regarding this Lease, the losing party shall pay to the prevailing party reasonable attorney’s fees.
Section 13.4.    Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, any restrictions, shutdowns, closures, or shortages or other delays related to COVID-19 or any similar viruses, epidemics or pandemics, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations to timely surrender the Premises upon expiration or earlier termination of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, in no event will any Force Majeure event excuse the Tenant’s obligation to pay Rent or other amounts.
Section 13.5.    This Lease shall be construed in accordance with the laws of the State in which the Premises are situated. Except as otherwise expressly provided in this Lease or as otherwise may be required by applicable law, Landlord retains the absolute right to withhold any consent or approval provided for in this Lease. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. The various captions, headings and numbers herein and the grouping of the provisions of this Lease into separate Articles and Sections are for the purpose of convenience only and shall not be considered a part hereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
Section 13.6.    Tenant shall, upon not less than twenty (20) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any mortgage or deed of trust, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. Landlord shall have the right to use such form of estoppel certificate as reasonably determined by Landlord for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Section 13.6 may be relied upon by any prospective purchaser of the fee of the Premises or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Premises.
Section 13.7.    In no event shall Tenant file or record a memoranda of Lease with respect to this Lease.
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Section 13.8.    All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, letters of intent, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
Section 13.9.    Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Premises by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. Furthermore, Tenant shall within ten (10) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within ten (10) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s right to utilize the Premises shall not be disturbed as long as Tenant is not in default under this Lease. If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Lease Term then remaining). Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.
As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice to each beneficiary under a Security Document encumbering the Premises of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified herein, then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).
Section 13.10.    No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises.
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Section 13.11.    LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:
(i)    ACCEPTS THE PREMISES AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;
(ii)    ACCEPTS THE PREMISES AS BEING IN GOOD AND SATISFACTORY CONDITION;
(iii)    WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE; AND
(iv)    WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.
Section 13.12.    This Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Premises recorded in the Real Property Records of the County in which the Premises is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.
Section 13.13.    Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify, defend and hold Landlord Indemnitees harmless from and against any and all Liabilities for any brokerage commissions, finders’ fees or similar payments by any persons in contravention of Tenant’s representation and warranty in this Section 13.13.
Section 13.14.    Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition; provided, however, in the event that Tenant or Guarantor (as defined below) is a publicly traded entity that is required to disclose its financial statements, then Tenant shall not be required to independently furnish Landlord with financial statements under this Section 13.14.
With respect to any information provided by Tenant under this Section 13.14, Landlord agrees to treat such information provided by Tenant in a confidential manner and Landlord shall not disclose any such information to third parties.
Section 13.15.    Tenant is not, and shall not during the Lease Term become, a person or entity with whom Landlord is restricted from doing business under the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107 56 (commonly known as the “USA Patriot Act” and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated nationals and Blocked Persons List (collectively, “Prohibited Persons”). To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Tenant will not in the future during the Lease Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the
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Premises. Breach of these representations constitutes a material breach of this Lease and shall entitle Landlord to any and all remedies thereunder, or at law or in equity.
Section 13.16.    No press release or other public disclosure regarding this Lease or the transaction contemplated hereby shall be made without the other party’s prior written consent and content approval; provided, however, Landlord and Tenant shall have the right to make such disclosures as may be required by applicable laws, codes, and regulations (including, without limitation, as may be required by the applicable SEC rules and regulations), including, without limitation, any public disclosures that may be required as a result of both parties parent company being a publicly traded company.
Section 13.17.    The GEO Group, Inc., a Florida corporation (“Guarantor”), shall guarantee the payment and performance of all indebtedness (including all rents and other sums of any kind payable by Tenant under this Lease) and obligations of any kind payable or performable by Tenant under this Lease, pursuant to a guaranty in the form attached hereto as Exhibit B and made a part hereof for all purposes, which guaranty shall be executed and delivered by such Guarantor to Landlord on or before the date of this Lease and as a condition to the effectiveness of this Lease. Upon Landlord’s written request, Tenant shall cause Guarantor to promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Guarantor and an independent auditor to be true and correct, reflecting Guarantor’s then current financial condition.
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1754665186.4

THIS GROUND LEASE AGREEMENT has been executed in duplicate, each having the force and effect of an original, as of the date first set forth above.

TENANT:

GEO Secure Services, LLC
a Florida limited liability company

By:    /s/ Daniel H. Ragsdale
Name:    Daniel H. Ragsdale
Title:    Senior VP, Contract Administration and Compliance

LANDLORD:

IVT PPD Hudson Associates, L.L.C.
a Delaware limited liability company

By: Highlands REIT, Inc., a Maryland corporation and its sole member

By:    /s/ Robert J. Lange
Name:    Robert J. Lange
Title:    President and CEO

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EXHIBIT A
Legal Description of Premises
Lot 2 of the Sand Hills Industrial Park Minor Subdivision Plat, recorded on September 23, 2008 at Reception No. 3579686 of the records of the Weld County Clerk and Recorder
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EXHIBIT B
Form of Guaranty
GUARANTY

STATE OF FLORIDA	§
§
COUNTY OF PALM BEACH	§

WHEREAS, IVT PPD Hudson Associates, L.L.C., a Delaware limited liability company (hereinafter called “Landlord”), is the owner of the real property known as the Hudson Correction Facility and located at 3001 Juniper Street, Hudson, CO 80642 (the “Property”); and
WHEREAS, GEO Secure Services, LLC (hereinafter called “Tenant”) is a tenant of the Property, as set forth in that certain Ground Lease Agreement dated of even date herewith entered into between Tenant and Landlord (the “Original Lease”).
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the execution by Landlord of the hereinabove described Original Lease, the undersigned (hereinafter called “Guarantor” whether one or more) hereby absolutely and unconditionally, jointly and severally, guarantees the prompt, complete, and full and punctual payment, observance, and performance of all the terms, covenants, and conditions provided to be paid, kept, and performed by the Tenant under the Original Lease and under or with respect to any and all renewals, amendments, expansions, and modifications of the Original Lease, whether or not Guarantor has received any notice thereof (the Original Lease, together with all renewals, amendments, expansions, and modifications, is herein referred to as the “Lease”). This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease.
The obligation of the Guarantor is primary and independent of Tenant’s obligations under the Lease and may be enforced directly against the guarantor independently of and without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity. Guarantor waives any requirement that Landlord mitigate damages under the Lease.
This instrument may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.
The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant’s interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.
Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgence or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.
The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant’s part to be performed or observed nor by any modification of such Lease; but in case of any such modifications the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.
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To the fullest extent allowed by law, Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.
Until all the covenants and conditions in said Lease on Tenant’s part to be performed and observed are fully performed and observed, to the fullest extent allowed by law, Guarantor (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.
To the fullest extent allowed by law, the liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively “proceeding for relief”); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any proceeding for relief; or (iv) the cessation from any cause whatsoever of the liability of Tenant.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant, all as though such payment had been made.
GUARANTOR AND LANDLORD WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THIS GUARANTY.
Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing the terms of this Guaranty.
Upon Landlord’s written request, Guarantor shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Guarantor and an independent auditor to be true and correct, reflecting Guarantor’s then current financial condition.
This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado which governs the Lease excluding any principles of conflicts of laws. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of the State of Colorado.
If the Guarantor is more than one person or entity, the liability of each such Guarantor shall be joint and several.
This Guaranty is for the benefit of Landlord and Landlord’s heirs, personal representatives, successors and assigns, and in the event of an assignment of the Lease, the undersigned will continue to be bound by this Guaranty until such time that Landlord or Landlord’s representative or assignee executes a written release therefrom. This Guaranty is binding not only upon the undersigned, but also upon their heirs, personal representatives, successors and assigns.
This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Guaranty, the parties may
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execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

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WITNESS: Guarantor’s Address: 4955 Technology Way Boca Raton, FL 33431	GUARANTOR: The GEO Group, Inc. a Florida corporation By: ____________________________ Name: Title: Date:

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